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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-179137) on Form S-4 of Manhattan Bancorp of our report dated April 16, 2012, relating to our audit of the 2011 and 2010 consolidated financial statements of CGB Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Los Angeles, CA
April 30, 2012

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM